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                                                                       EXHIBIT 1

IDENTIFICATION AND CLASSIFICATION OF THE SUBSIDIARY WHICH ACQUIRED THE SECURITY BEING REPORTED ON BY THE PARENT HOLDING COMPANY.


           American International Group, Inc. -- Subsidiary Information


American International Life Assurance Company of New York:

         (c) Insurance Company as defined in Section 3(a)(19) of the Act

         Category Symbol:        IC


AIG Life Insurance Company:

         (c) Insurance Company as defined in Section 3(a)(19) of the Act

         Category Symbol:        IC

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